Exhibit 23.2




               Consent of Independent Certified Public Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Spurlock Industries, Inc. dated August 6, 1996 of our report dated January 17, 1997 relating to the financial statements of Spurlock Industries, Inc. as of December 31, 1996, which report is incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1998 of Spurlock Industries, Inc.



                                        /s/ Winter, Scheifley & Associates, P.C.

                                        Winter, Scheifley & Associates, P.C.
                                        Certified Public Accountants


March 25, 1999
Englewood, Colorado